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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  -------------


                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 or 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                February 18, 2003

                Date of Report (date of earliest event reported):

                             Euronet Worldwide, Inc.
                ------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                        000-22167              04-2806888
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(State or other jurisdiction            (Commission            (IRS Employer
     of incorporation)                  File Number)             ID Number)


4601 College Boulevard
Leawood, Kansas                                        66211
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(Address of principal executive offices)             (Zip Code)


Registrant's Telephone Number, including area code:             (913) 327-4200



                                       N/A
                                 --------------
          (Former name or former address, if changed since last report)




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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits.

The press releases attached to this Form 8-K as Exhibits 99.1 and 99.2 are not filed but are furnished pursuant to Regulation FD.

Exhibit 99.1 -- Press Release Dated February 18, 2003

Exhibit 99.2 -- Press Release Dated February 19, 2003

Item 9.   Regulation FD Disclosure.

On February 18, 2003, Euronet Worldwide, Inc. ("Euronet") issued a press release announcing its fourth quarter financial results. A copy of this press release is attached hereto as Exhibit 99.1.

On February 19, 2003, Euronet issued a press release announcing the execution of an agreement to acquire United Kingdom based e-pay Ltd, the largest electronic payments processor of prepaid mobile airtime top-up services in the United Kingdom and Australia. A copy of this press release is attached hereto as
Exhibit 99.2. Euronet's acquisition of e-pay was consummated today. A Current Report on Form 8-K under Item 2 will be filed in due course with respect to this acquisition.

Also on February 19, 2003, during Euronet's quarterly results conference call, Michael J. Brown, Euronet's Chief Executive Officer, stated that EBITDA of e-pay Ltd for the fourth quarter 2002 was $3.1 million and the positive cash flow of e-pay Ltd. is currently approximately $1 million per month.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Euronet Worldwide, Inc.


                                             By:   /S/
                                                  ----------------------------
                                                      Daniel R. Henry
                                                      Chief Operating Officer

Date:  February 19, 2003




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